Exhibit 10.19
INDUSTRIAL NEW JOBS
TRAINING AGREEMENT
between
DES MOINES AREA COMMUNITY COLLEGE
Ankeny, Iowa
and
Central Iowa Energy
Project # 1
Dated as of March 12, 2007

Page 1 of 15 pages

INDUSTRIAL NEW JOBS TRAINING AGREEMENT
     This Industrial New Jobs Training Agreement (the “Agreement”) made and entered into as of March 12, 2007 between Des Moines Area Community College (the “Area School”), Ankeny, Iowa and Central Iowa Energy, LLC (the “Employer”).
WITNESSETH:
     WHEREAS, pursuant to Chapter 260E of the Code of Iowa, as amended (the “Act”), the Area School has determined to enter into this Agreement with Employer for the purpose of establishing a new jobs training program to educate and train certain persons employed by Employer in new jobs; and
     WHEREAS, the Area School intends to fund the new jobs training program from the proceeds of the issuance by the Area School of new jobs training certificates (the “Certificates”) in accordance with the provisions of the Act; and
     WHEREAS, the Certificates will be issued pursuant to the terms of a resolution (the “Resolution”) to be adopted by the Board of Directors of the Area School; and
     WHEREAS, the Area School and the Employer each have full right and lawful authority to enter into this Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed;
     NOW, THEREFORE, in consideration of the premises and the mutual representations and agreements hereinafter contained, the parties hereto agree as follows:
ARTICLE I
REPRESENTATIONS
     Section 1.1. The Area School represents and warrants that:
     (a) It is duly organized and validly existing under the laws of the State of Iowa (the “State”).
     (b) It is not in violation of any provisions of the laws of the State which would impair its ability to carry out its obligations hereunder.
     (c) It is empowered to enter into the transactions contemplated by this Agreement.

Page 2 of 15 pages

(d) It will do all things in its power required of it in order to maintain its existence through the term of this Agreement or in order to assure the assumption of its obligations hereunder by any successor public body.
Section 1.2. The Employer represents and warrants that:
     (a) It is duly and validly organized and is in good standing under the laws of the state of Iowa and is qualified to do business and is in good standing in the State.
     (b) It has full power and authority to execute, deliver and perform this Agreement and all other instruments, if any, given by the Employer to secure its obligations hereunder and to enter into and carry out the transaction contemplated herein. Such execution, delivery and performance are not in contravention of law or Employer’s articles of incorporation, by-laws or any indenture, agreement, mortgage, lease, undertaking or any other restriction, obligation or instrument to which the Employer is a party or by which it is bound. This Agreement has by proper action been duly authorized, executed and delivered by the Employer and all steps necessary have been taken to constitute this Agreement a valid and binding obligation of the Employer.
     (c) There is no litigation or proceeding pending, or to the knowledge of the Employer threatened, against the Employer or any other person affecting in any manner whatsoever the right of the Employer to execute this Agreement or to otherwise comply with its obligations contained in this Agreement.
     (d) The employees to be covered by this Agreement had not commenced work for the Employer as of the date of the execution of the Preliminary Industrial New Jobs Training Agreement between the Area School and the Employer (the “Preliminary Agreement”), and those employees are or will be employed in new jobs within the meaning of the Act in connection with the expansion of the Employer’s business operations.
     (e) The Employer is engaged in interstate or intrastate commerce for the purpose of manufacturing, processing or assembling products, conducting research and development, or providing services in interstate commerce, but excluding retail, health or professional services, all within the meaning of the Act.
     (f) The Employer will not use any of the funds disbursed to the Employer from the proceeds of the Certificates directly or indirectly to provide any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling or store the principal business of which is the sale of alcoholic beverages for consumption off premises.

Page 3 of 15 pages

     (g) The Employer will not use any of the funds disbursed to the Employer from the proceeds of the Certificates directly or indirectly to finance the purchase of land, facilities or other depreciable property of the Employer or any other person, except the Area School.
     (h) The Employer understands that this Agreement is entered into upon the expectation that the new jobs credit from withholding and the incremental property taxes (as defined in the Act), if any have been authorized by the local jurisdiction to fund training certificates for this project, to be provided from the new jobs to be created by the Employer as part of the Project and from the construction and/or remodeling of facilities where the new jobs are created will be in an amount sufficient to fund the Project, including the principal, premium, if any, and interest on the Certificates. These expectations are based solely upon the Employer’s projections, which have not been verified by the Area School and for which the Area School takes no responsibility. In the event that the funds generated by the new jobs credit from withholding and the incremental property taxes are insufficient to fund the Project, including the principal, premium, if any, and interest on the Certificates, the Employer understands that it will be financially responsible for any shortfall and that the Area School shall have no responsibility for such shortfall.
     (i) Employer agrees that it shall provide all information requested by the College, the Iowa Department of Economic Development or the Iowa Department of Education for purposes of establishing a consistent and meaningful database to track aggregate wages of employees over time and evaluate the effectiveness of job training programs. Such information shall include the Social Security numbers of all individual employees for which withholding credit is claimed as a part of the Project. Such information shall be provided directly to the College or the Iowa Department of Education upon forms provided by the College or the Department of Economic Development.
     (j) The Program Services are for the purpose of providing education and training services to persons to be employed as a part of the Project. The new jobs to be created as a result of the Project will be located at the site legally described on Exhibit “B” attached hereto.
ARTICLE II
PROJECT; PROGRAM SERVICES
     Section 2.1. As used herein, references to the “Project” shall include the program services (the “Program Services”) and the on-the-job training program for the Employer described on Exhibit “A” attached hereto and incorporated herein by reference, as well as this Agreement and all activities of the Area School in connection herewith. Exhibit “A” shows the number of employees, areas of training, training period and other information

Page 4 of 15 pages

with respect to the Project, including the estimated costs of the Project. References herein to “Project Costs” include any costs incurred by the Area School in connection with the Project or authorized by the Area School as a part of the Project. Included as a part of Exhibit “A” and incorporated by reference is a copy of the proposed budget of the Area School and the Employer with respect to the Project. References herein to the “new jobs credit from withholding” shall mean the new jobs credit from withholding authorized in connection with the Project by Section 5 of the Act, and references herein to “incremental property taxes” shall mean the incremental property taxes authorized in connection with the Project by Section 4 of the Act.
     Section 2.2. The Area School agrees to provide the Program Services if and to the extent that funds are available to pay the costs of the Program Services from the proceeds of the issuance of the Certificates or from the Employer. The Employer and the Area School will cooperate in the coordination and programming of the specific expenditures and operation of the Project within the guidelines set out in Exhibit “A”.
     Section 2.3. The Employer agrees to pay or cause to be paid all necessary and incidental costs of the Project, including principal and interest on the Certificates. Such costs shall be paid from amounts in the Project Fund (as hereinafter defined) and from the new jobs credit from withholding with respect to persons employed at the Project and the incremental property taxes produced by the expansion by the Employer as a part of the Project, all as provided in the Act, or from funds of the Employer to the extent that such sources of payment are insufficient to pay all costs of the Project, including principal and interest on the Certificates.
     Section 2.4. The term of this Agreement shall not exceed ten (10) years and shall coincide with the period of time over which the Certificates mature and the Project Costs are deferred; provided, however, that this Agreement, and the repayment obligations of the employer shall not terminate until the Certificates have been paid in full.
     Section 2.5. The Area School may revise the training curriculum from time to time with the consent of the Employer: provided that no revision shall be made which would change the Project to other than the purposes permitted by the Act.
     Section 2.6. The Certificates shall be issued pursuant to the Resolution. The Resolution shall set forth the aggregate principal amount of the Certificates, the rate at which the Certificates bear interest, the maturity of the Certificates, the provisions for redemption of the Certificates, and such other matter, including the security for the Certificates, as the Board of Directors of the Area School shall determine.
     Section 2.7. The proceeds from the sale of the Certificates shall be paid to the Area School and deposited in a separate fund established by the Area School (the “Project Fund”). Pending disbursement, the proceeds deposited in the Project Fund, together with any investment earnings thereon, shall be subject to a lien in favor of the holders of the Certificates as provided in the Resolution and may be used for the payment of the principal, premium, if any, and interest on the Certificates. Amounts in the Project

Page 5 of 15 pages

Fund and interest earnings thereon shall be disbursed by the Area School for the payment of Project Costs approved by the Area School to the extent not used for the payment of the principal, premium, if any, and interest on the Certificates. The Employer shall not commit any funds in the Project Fund without the prior written approval of the Area School and shall have no right to receive any amounts in the Project Fund except as approved by the Area School.
     Section 2.8. In the event that moneys in the Project Fund are not sufficient to pay all costs of the Project, the Employer will, nonetheless, pay all costs of the Project in excess of the moneys in the Project Fund in full from its own funds. If the Employer should pay any portion of such costs, it shall not be entitled to any reimbursement therefore from the Area School; nor shall it be entitled to any abatement, diminution or postponement of the payments required to satisfy the debt service requirements on the Certificates. The Employer will, however, be entitled, to the extent permitted by the Act, to reimbursement of any of its funds used for the payment of Project Costs from the Project Fund when a surplus is attained in the Project Fund and not needed to satisfy the debt service requirements on the Certificates.
     Section 2.9. In the event that Certificates are not issued by the Area School, the Employer agrees to pay to the Area School an amount sufficient to reimburse the Area School for all reasonable and necessary expenses incurred by the Area School in connection with the Project, including but not limited to legal fees and any Project Costs incurred to provide training to employees in new jobs as part of the Project.
     Section 2.10. Amounts received by the Area School from the new jobs credit from withholding and incremental property taxes with respect to the Project shall be deposited in a separate fund to be held by the Area School (the “Revenue Fund”). The Area School and the Employer agree that amounts in the Revenue Fund shall be pledged by the Area School for the payment of the principal, premium, if any, and interest on the Certificates in accordance with and subject to the provisions of the resolution. Any interest earnings on the Revenue Fund may be used for the payment of the principal, premium, if any, and interest on the Certificates or as otherwise determined by the Area School.
ARTICLE III
PAYMENTS AND SECURITY
     Section 3.1. Upon issuance of the Certificates, the Area School shall provide the Employer with a schedule showing the payments of the principal and interest on the Certificates, provided that the failure to provide such schedule to the Employer shall in no way diminish the liability of the Employer for the payments provided herein to be made by the Employer. In the event that the new jobs credit from withholding with respect to persons employed at the Project and the incremental property taxes produced by the expansion by the Employer as a part of the Project are insufficient for the payment of each payment of principal and interest on the Certificates on the date when due, the Employer shall make, or cause to be made, payments to the Area School in the amount

Page 6 of 15 pages

of any such deficiency not later than the date when such principal and interest are due on the Certificates.
In any event, the sum of all payments under this Agreement shall be sufficient to pay the total amount due with respect to such principal of and interest on the Certificates as and when due. The Employer shall not be entitled to any reimbursement for any payments made by it for purposes of paying principal and interest on the Certificates and shall not under any circumstances be entitled to any right of set-off with respect to payments due hereunder.
     Section 3.2. The Employer shall make, or cause to be made, all payments required hereunder directly to the Area School at its principal office for application to the payment of the corresponding installments of principal, premium, if any, and interest on the Certificates.
     Section 3.3. The obligations of the Employer to make payments shall be absolute and unconditional upon issuance of the Certificates, and the Employer shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Employer may have or assert against the Area School or any other person.
     Section 3.4. To secure the payment by the Employer of the payments required hereunder and compliance by the Employer with all the terms, provisions and conditions hereof, the Employer agrees that the new jobs credit from withholding and the incremental property taxes shall be pledged for payment of the principal, premium, if any, and interest on the Certificates as provided by the resolution. The Employer further agrees that the payments required to be made by it hereunder are a lien upon the Employer’s business property in the State of Iowa, including specifically the property described on Exhibit “B” attached hereto, until paid and have equal precedence with ordinary taxes and shall not be divested by a judicial sale. Property subject to this lien may be sold for sums due and delinquent at a tax sale, with the same forfeitures, penalties and consequences as for the nonpayment of ordinary taxes. The purchaser at any such tax sale shall obtain the property subject to the remaining payments.
ARTICLE IV
EVENTS OF DEFAULT AND REMEDIES
     Section 4.1. Each of the following shall constitute an “event of default” hereunder:
     (a) The Employer shall fail to make any payment required to be made by the Employer on or prior to the date on which such payment is due and payable and such failure continues for a period of five (5) business days thereafter.
     (b) The Employer shall fail to observe and perform any other agreement, term or condition contained in this Agreement, if such failure continues for a period of thirty (30)

Page 7 of 15 pages

days after notice of such failure is given to the Employer by the Area School, or for such longer period as the Area School may agree to in writing;
provided, that if the failure is of such nature that it cannot be corrected within the applicable period, such failure shall not constitute an event of default so long as the Employer institutes curative action within the applicable period and diligently pursues such action to completion.
     (c) The Employer shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or other similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property.
     (d) Any representation or warranty made by the Employer herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or in connection with the sale of the Certificates shall at any time prove to have been false or misleading in any material respect when made or given.
     (e) The Employer shall cease operations at the Project Site.
     Upon the happening of an event of default specified in (c) above, all obligations of the Employer hereunder shall be and become immediately due and payable, and upon the happening of any other event of default the Area School may declare all obligations of the Employer hereunder to be immediately due and payable by written notice to the Employer, and upon the giving of such notice such obligations shall be and become immediately due and payable without any further action by the Area School.
     The declaration of an event of default under Subsection (c) above, and the exercise of remedies upon any such declaration shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.
     Section 4.2. Whenever an event of default shall have happened and be continuing, the Area School may take whatever action at law or in equity may appear necessary or desirable to collect the payments due and other amounts then due and thereafter to become due under this Agreement, or to enforce performance and observance of any other obligation or agreement of the Employer under this Agreement. Notwithstanding the foregoing, the Area School shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur

Page 8 of 15 pages

liability unless and until a satisfactory indemnity bond has been furnished to the Area School at no cost or expense to the Area School. Any amounts collected as payments or applicable to payments and any other amounts which would be applicable to payment of principal and premium, if any, and interest on the Certificates collected pursuant to action taken under this Section shall be paid to the holders of the Certificates for application to such payment.
     Section 4.3. No remedy conferred upon or reserved to the Area School by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Area School to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required herein.
     Section 4.4. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.
ARTICLE V
MISCELLANEOUS
     Section 5.1. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, addressed to the appropriate notice address as follows:

If to the Area School:	Robert Denson, President
Des Moines Area Community College
2006 S. Ankeny Blvd.
Ankeny, Iowa 50023

If to the Employer:	Derek Winkel, General Manager
Central Iowa Energy
3426 E 28th Street
Newton, IA 50208
     Employer and the Area School may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

Page 9 of 15 pages

     Section 5.2. All covenants, stipulations, obligations and agreements of the Area School contained in this Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Area School or the Board of Directors of the Area School other than in his official capacity. Neither the members of the Board of Directors of the Area School nor any official of the Area School executing the Certificates shall be liable personally on the Certificates or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, stipulations, obligations or agreements of the Area School contained in this Agreement, the Resolution or the Certificates.
     Section 5.3. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Area School, the Employer and their respective permitted successors and assigns provided that this Agreement may not be assigned by the Employer and may not be assigned by the Area School except as may be necessary to enforce or secure payment of the principal, premium, if any, and interest on the Certificates.
     Section 5.4. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.
     Section 5.5. If any provision of this Agreement, or any covenant, stipulation, obligation, agreement, act, or action, or part thereof made, assumed, entered into or taken hereunder or any application hereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement or any other covenant, stipulation, obligation, agreement, act or action or part thereof, made, assumed, entered into or taken hereunder, or any other application hereof, each of which shall be construed and enforced as if such illegal or invalid portion were not contained herein. Nor shall such illegality or invalidity or any application hereof affect any legal and valid application hereof, and each such provision, covenant, stipulation, obligation, agreement, act or action, or part shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.
     Section 5.6. This Agreement shall be governed exclusively by and construed in accordance with the laws of the State of Iowa.
     Section 5.7. The Area School agrees to use its best efforts to sell and issue the Certificates and the Employer agrees that it will cooperate with the Area School to provide any necessary financial information in connection with the sale of the Certificates. It is understood and agreed that if the Certificates are not marketed and, in the sole discretion of the Area School, are not marketable within a reasonable time, this Agreement and the Project shall be terminated. In such event, the Employer shall

Page 10 of 15 pages

continue to be liable for Project Costs previously incurred as provided in Section 2.9 hereof.
     Section 5.8. The Employer agrees to keep its business property where the Project will be located continuously insured, in an amount at least equal to the total amount of the Certificates outstanding, against loss or damage by fire, lightning, such other perils as are covered by standard “extended coverage” endorsements, vandalism and malicious mischief and containing customary loss deductible provisions. If loss or damage occurs and the Employer determines not to rebuild or restore its business property to its former condition, the Employer agrees to cause the insurance proceeds to be applied to the payment of principal and interest on the Certificates.
     Section 5.9. Employer agrees to indemnify and hold harmless the Area School from and against any and all claims, demands, liabilities, losses, costs and expenses asserted against the Area School by any third party or any employee, agent or subcontractor of the Employer, including reasonable costs, collection expenses, attorney’s fees, and court costs which may arise because of any act of omission or commission, negligence, misconduct or other fault of Employer or Employer’s employees, agents or subcontractors, associated directly or indirectly with this Agreement. This provision shall survive termination of this Agreement.
     Section 5.10. This Agreement shall supplement the Preliminary Agreement which, except as modified herein, is hereby ratified and confirmed and together this Agreement and the Preliminary Agreement shall constitute one agreement between the Employer and the Area School with respect to the Project. Except for the Preliminary Agreement, the entire agreement of the parties is contained in this document and any certificates of the parties given in connection herewith. Oral or written statements which are not contained herein or in such certificates are hereby rendered null, void and of no effect.
ARTICLE VI
SUPPLEMENTAL NEW JOBS CREDIT FROM WITHHOLDING
☑ Check here if this Article is to be a part of this Agreement; if the box is not checked, this Article shall be disregarded.
     Section 6.1. The Employer and the Area School agree to a supplemental new jobs credit from withholding (the “Supplemental New Jobs Credit from Withholding”) in accordance with Section 15A.7 of the Code of Iowa, as amended. The Supplemental New Jobs Credit from Withholding shall be used to fund the additional project described on Exhibit “A” attached hereto (the “Additional Project”). Exhibit A also sets forth the jobs to which the Supplemental New Jobs Credit from Withholding shall apply. The Supplemental New Jobs Credit from Withholding shall be in an amount equal to one and one-half percent of the gross wages paid for such jobs by the

Page 11 of 15 pages

Employer pursuant to Section 422.16 of the Code of Iowa, as amended, and such amount is authorized to fund the Program Services described on Exhibit “A” attached hereto for the Additional Project.
     Section 6.2. The Supplemental New Jobs Credit from Withholding shall be collected, accounted for, and may be pledged by the Area School in the same manner as described in Section 260E.5 of the Code of Iowa, as amended.
     Section 6.3. The Additional Project to be funded from the Supplemental New Jobs Credit from Withholding shall be administered in the same manner as a project under the Act.
     Section 6.4. The Employer agrees to pay wages for the jobs for which the Supplemental New Jobs Credit from Withholding is taken of at least the average county wage or average regional wage, whichever is lower, as compiled annually by the Iowa Department of Economic Development for the community economic betterment program. The average regional wage shall be based on the service delivery areas set forth in Section 84B.2 of the Code of Iowa, as amended. Eligibility for the Supplemental New Jobs Credit from Withholding shall be based solely on a one-time determination of starting wages by the Area School.
     Section 6.5. In order to provide funds for the payment of the costs of the Additional Project, the Area School may borrow money, issue and sell certificates, and secure the payment of the certificates in the same manner as described in Section 260E.6 of the Code of Iowa, as amended, including, but not limited to, providing the assessment of an annual levy as described in Section 260E.6, subsection 4. The Additional Program and the Supplemental New Jobs Credit from Withholding are in addition to, and not in lieu of, the program and credit authorized in the Act.
     Section 6.6. All other provisions of this Agreement, including specifically the provisions of Article III hereof with respect to payments by the Employer and security for the Employer’s obligations, shall apply to the Additional Program, the Supplemental New Jobs Credit from Withholding, and the certificates to be issued to provide the funding for the Additional Program.
     IN WITNESS WHEREOF, the Area School and the Employer have caused this Agreement to be duly executed in their respective names by their duly authorized officers, all as of the date hereinabove written.
[END OF TEXT]

Page 12 of 15 pages

ê EMPLOYER ê
Central Iowa Energy
[Printed Name of Employer]
[Federal I.D. #] 79-0988301

By:	/s/ Derek Winkel
[Printed Name] Derek Winkel
[Printed Title] General Manager
Email address Derek@centraliowaenergy.com
Date: 1-10-07
ATTEST:

By:	/s/ Laura J. Madden
[Printed Name] Laura J. Madden
[Printed Title] Notary
State of           Iowa
County of      Jasper    :ss
On this date: January 10, 2007 before me, a Notary Public in and for the above specified County and State, personally appeared [Name] Derek Winkel to me personally known, who, being by me duly sworn upon oath, did say that he or she is the [Title] General Manager of the above named Employer, a corporation organized in the State of Iowa; that the foregoing instrument was signed on behalf of said Employer by authority of its Board of Directors; and acknowledged the execution of said instrument to be the voluntary act and deed of said Officer by him or her voluntarily executed.
Given under my hand and seal this date:
[Date]    January 10, 2007
[SEAL]

/s/ Laura J. Madden
Notary Public In and For Said County and State
[Printed Name] Laura J. Madden
Commission Expires [Date] 5-16-08

ê DMACC ê
DES MOINES AREA COMMUNITY COLLEGE

By:	/s/ Joe Pugel
[Printed Name] Joe Pugel
[Printed Title] Board President
Date: 3-12-07
ATTEST:

By:

[Printed Name]

[Printed Title]

State of Iowa
County of Polk           :ss
On this date: 3-12-07 before me, a Notary Public in and for the above specified County and State, personally appeared [Name] /s/ Joe Pugel to me personally known, who, being by me duly sworn upon oath, did say that he or she is the [Title] Board President of Des Moines Area Community College, Ankeny Iowa; that the foregoing instrument was signed on behalf of Des Moines Area Community College by authority of the Board of Directors; and  acknowledged the execution of said instrument to be the voluntary act and deed of said Officer by him or her voluntarily executed.
Given under my hand and seal this date:
[Date]     3-12-07
[SEAL]

/s/ Carolyn D. Farlow
Notary Public In and For Said County and State
[Printed Name] Carolyn D. Farlow
Commission Expires [Date] 4/23/09

q:\edg\shared\260e-fin 2/99

SEAL LAURA J. MADDEN Commission Number 716558 My Commission Expires May 16, 2008	SEAL CAROLYN D FARLOW Commission Number 189852 My Commission Expires April 23, 2009

Page 13 of 15 pages

EXHIBIT “A”
DESCRIPTION OF THE PROJECT
(See attached training plan)

Page 14 of 15 pages

EXHIBIT “B”
LEGAL DESCRIPTION OF PROJECT SITE
     3426 E 28th Street            Newton, IA 50208
DESCRIPTION OF PERSONAL PROPERTY

Page 15 of 15 pages